Exhibit 99.1

CPSI Announces Second Quarter 2019 Results

Company Announces Quarterly Cash Dividend of $0.10 Per Share

Highlights for Second Quarter 2019:

  Revenues of $66.2 million;
  GAAP net income of $1.7 million and non-GAAP net income of $6.9 million;
  Adjusted EBITDA of $10.4 million;
  Cash provided by operations of $9.6 million;
  GAAP earnings per diluted share of $0.12 and non-GAAP earnings per diluted share of $0.50; and
  Quarterly dividend of $0.10 per share.

MOBILE, Ala.--(BUSINESS WIRE)--August 6, 2019--CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced results for the second quarter and six months ended June 30, 2019.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.10 per share, payable on August 30, 2019, to stockholders of record as of the close of business on August 16, 2019.

Total revenues for the second quarter ended June 30, 2019 were $66.2 million, compared with total revenues of $67.9 million for the prior-year second quarter. GAAP net income for the quarter ended June 30, 2019 was $1.7 million, or $0.12 per diluted share, compared with $0.3 million, or $0.02 per diluted share, for the quarter ended June 30, 2018. Cash provided by operations for the second quarter of 2019 was $9.6 million, compared with $4.7 million for the prior-year quarter.

Total revenues for the six months ended June 30, 2019 were $135.3 million, compared with total revenues of $138.8 million for the prior-year period. GAAP net income for the six months ended June 30, 2019 was $5.1 million, or $0.36 per diluted share, compared with $4.3 million, or $0.31 per diluted share, for the six months ended June 30, 2018. Cash provided by operations for the first six months of 2019 was $17.5 million, compared with $7.8 million for the prior-year period.

“Our second quarter performance reflects improved earnings for CPSI compared with the second quarter last year and consistent top line growth for our TruBridge business,” said Boyd Douglas, president and chief executive officer of CPSI. “TruBridge revenues accounted for 40 percent of our sales revenues for the second quarter, with most of this due to the recurring revenue model for our business services.

“Bookings for the second quarter were affected by an elongated sales cycle for both the business office outsourcing services and our acute EHR system sales. However, we are confident in the growing demand for our TruBridge services, as well as the opportunity within the acute EHR space as more hospitals look to switch vendors. We also remain optimistic about our ability to close these deals, and our pipeline for both lines of business continues to be strong.”

Commenting on the Company’s financial performance for the quarter, Matt Chambless, chief financial officer of CPSI, stated, “Although the sluggish bookings environment resulted in a slight decrease in revenues compared to the second quarter of 2018, the optimization of our cost structure over the past year propelled the second quarter growth in net income to nearly five times the prior year amount, with Adjusted EBITDA and non-GAAP EPS increasing 28% and 47%, respectively. This improvement, combined with operating cash flows that were their highest in nearly ten quarters, highlights our successes in profitability and cash flow generation.”

Douglas added, “As we position CPSI for continued success amidst a dynamic healthcare environment, we are focused on maintaining our strong retention rates by improving our clients’ experience and delivering innovative solutions that will meet the unique needs of community healthcare providers.”

CPSI will hold a live webcast to discuss second quarter 2019 results today, Tuesday, August 6, 2019, at 4:30 p.m. Eastern time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI

CPSI is a leading provider of healthcare solutions and services for community hospitals, their clinics and post-acute care facilities. Founded in 1979, CPSI is the parent of four companies – Evident, LLC, American HealthTech, Inc., TruBridge, LLC and Get Real Health. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions for community hospitals and their affiliated clinics. American HealthTech is one of the nation’s largest providers of EHR solutions and services for post-acute care facilities. TruBridge focuses on providing business, consulting and managed IT services, along with its complete RCM solution for all care settings. Get Real Health focuses on solutions aimed at improving patient engagement for individuals and healthcare providers. For more information, visit www.cpsi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, the Company’s level of recurring and non-recurring revenue, bookings, and customer retention rates, the Company’s shareholder returns and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry, including the effects of the federal healthcare reform legislation enacted in 2010, and implementing regulations, on the businesses of our hospital customers; government regulation of our products and services and the healthcare and health insurance industries, including changes in healthcare policy affecting Medicare and Medicaid reimbursement rates and qualifying technological standards; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; saturation of our target market and hospital consolidations; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our potential inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities; market risks related to interest rate changes; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; failure of our products to function properly resulting in claims for medical and other losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; failure to convince customers to migrate to current or future releases of our products; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; our ability to attract and retain qualified client service and support personnel; failure to properly manage growth in new markets we may enter; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; changes in accounting principles generally accepted in the United States; significant charges to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. Relative to our dividend policy, the payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our leverage, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. In the future, our Board of Directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Sales revenues:
System sales and support	$39,640	$42,746	$82,887	$88,498
TruBridge	26,516	25,159	52,410	50,290
Total sales revenues	66,156	67,905	135,297	138,788

Costs of sales:
System sales and support	17,673	19,528	36,010	37,946
TruBridge	13,948	13,531	27,637	26,910
Total costs of sales	31,621	33,059	63,647	64,856

Gross profit	34,535	34,846	71,650	73,932

Operating expenses:
Product development	9,297	9,314	18,526	18,071
Sales and marketing	7,016	7,518	14,508	15,232
General and administrative	12,090	13,188	23,914	25,552
Amortization of acquisition-related intangibles	2,516	2,601	5,039	5,203
Total operating expenses	30,919	32,621	61,987	64,058

Operating income	3,616	2,225	9,663	9,874

Other income (expense):
Other income	283	194	532	392
Interest expense	(1,763)	(1,807)	(3,567)	(3,785)
Total other expense	(1,480)	(1,613)	(3,035)	(3,393)

Income before taxes	2,136	612	6,628	6,481
Provision for income taxes	473	284	1,521	2,185
Net income	$1,663	$328	$5,107	$4,296

Net income per common share – basic and diluted	$0.12	$0.02	$0.36	$0.31

Weighted average shares outstanding used in per common share computations – basic and diluted	13,794	13,561	13,725	13,518

COMPUTER PROGRAMS AND SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	June 30, 2019	Dec. 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,849	$5,732
Accounts receivable, net of allowance for doubtful accounts of $2,008 and $2,124, respectively	37,748	40,474
Financing receivables, current portion, net	13,243	15,059
Inventories	1,869	1,498
Prepaid income taxes	3,115	2,120
Prepaid expenses and other	5,800	5,055
Total current assets	68,624	69,938

Property and equipment, net	11,532	10,875
Operating lease assets	6,909	-
Financing receivables, net of current portion	18,196	19,263
Other assets, net of current portion	974	995
Intangible assets, net	88,987	86,226
Goodwill	149,869	140,449
Total assets	$345,091	$327,746

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,422	$5,668
Current portion of long-term debt	7,783	6,486
Deferred revenue	10,117	10,201
Accrued vacation	4,395	3,929
Other accrued liabilities	15,282	12,219
Total current liabilities	42,999	38,503

Long-term debt, less current portion	122,040	124,583
Operating lease liabilities, net of current portion	5,646	-
Deferred tax liabilities	7,247	4,877
Total liabilities	177,932	167,963

Stockholders’ Equity:
Common stock, $0.001 par value per share; 30,000 shares authorized; 14,355 and 14,083 shares issued and outstanding	14	14
Additional paid-in capital	169,920	164,793
Retained earnings	(2,775)	(5,024)
Total stockholders’ equity	167,159	159,783
Total liabilities and stockholders’ equity	$345,091	$327,746

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2019	2018
Operating activities:
Net income	$5,107	$4,296
Adjustments to net income:
Provision for bad debt	1,990	1,695
Deferred taxes	1,177	1,404
Stock-based compensation	5,128	4,692
Depreciation	730	1,067
Amortization of acquisition-related intangibles	5,039	5,203
Amortization of deferred finance costs	173	173
Changes in operating assets and liabilities:
Accounts receivable	1,265	(4,453)
Financing receivables	2,718	(1,669)
Inventories	(371)	(62)
Prepaid expenses and other	(617)	(594)
Accounts payable	(841)	(1,806)
Deferred revenue	(514)	2,363
Other liabilities	(2,528)	(3,030)
Income taxes payable	(995)	(1,461)
Net cash provided by operating activities	17,461	7,818

Investing activities:
Purchase of business, net of cash received	(10,840)	-
Purchases of property and equipment	(1,022)	(417)
Net cash used in investing activities	(11,862)	(417)

Financing activities:
Dividends paid	(2,858)	(2,803)
Payments of long-term debt principal	(10,118)	(10,335)
Payments of contingent consideration	(206)	-
Proceeds from revolving line of credit	11,000	7,300
Payments of revolving line of credit	(2,300)	(591)
Net cash used in financing activities	(4,482)	(6,429)

Net increase in cash and cash equivalents	1,117	972

Cash and cash equivalents, beginning of period	5,732	520
Cash and cash equivalents, end of period	$6,849	$1,492

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Other Supplemental Information
Consolidated Bookings
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
System sales and support(1)	$11,586	$17,125	$21,301	$35,357
TruBridge(2)	3,096	6,371	7,324	10,189
Total	$14,682	$23,496	$28,625	$45,546

(1) Generally calculated as the total contract price (for system sales) and annualized contract value (for support).
(2) Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Reconciliation of Non-GAAP Financial Measures
(In thousands)

Adjusted EBITDA	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income, as reported	$1,663	$328	$5,107	$4,296
Depreciation expense	369	538	730	1,067
Amortization of acquisition-related intangible assets	2,516	2,601	5,039	5,203
Stock-based compensation	2,691	2,753	5,128	4,692
Severance and other nonrecurring charges	1,168	-	2,341	-
Interest expense and other, net	1,480	1,613	3,035	3,393
Provision for income taxes	473	284	1,521	2,185
Adjusted EBITDA	$10,360	$8,117	$22,901	$20,836

The performance measure of Adjusted EBITDA, as presented above, excludes the cash benefits derived from the utilization of net operating loss carryforwards acquired in the Healthland acquisition (“NOL Utilization”). However, NOL Utilization is included as an adjustment to net income in order to calculate Consolidated EBITDA per the terms of our credit facility. NOL Utilization was approximately $0.8 million and $1.7 million for the three months and six months ended June 30, 2019, respectively, compared with $0.8 million and $1.6 million for the three and six months ended June 30, 2018, respectively.

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data)

Non-GAAP Net Income and Non-GAAP Earnings Per Share (“EPS”)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income, as reported	$1,663	$328	$5,107	$4,296
Pre-tax adjustments for Non-GAAP EPS:
Amortization of acquisition-related intangible assets	2,516	2,601	5,039	5,203
Stock-based compensation	2,691	2,753	5,128	4,692
Severance and other nonrecurring charges	1,168	-	2,341	-
Non-cash interest expense	86	86	173	172
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21%	(1,357)	(1,142)	(2,663)	(2,114)
Tax shortfall from stock-based compensation	104	32	186	394
Non-GAAP net income	$6,871	$4,658	$15,311	$12,643
Weighted average shares outstanding, diluted	13,794	13,561	13,725	13,518
Non-GAAP EPS	$0.50	$0.34	$1.12	$0.94

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release the following non‑GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income (loss) as reported and adjusts for (i) depreciation; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation; (iv) severance and other non-recurring expenses; (v) interest expense and other, net; and (vi) the provision for income taxes.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income (loss) as reported and adjusts for (i) amortization of acquisition-related intangible assets; (ii) stock-based compensation; (iii) severance and other non-recurring expenses; (iv) non-cash charges to interest expense; and (v) the total tax effect of items (i) through (iv). Adjustments to Non-GAAP net income also include the after-tax effect of the shortfall from stock-based compensation.
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Amortization of acquisition-related intangible assets – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.
  Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Severance and other non-recurring expenses – Non-recurring expenses relate to certain severance and other charges incurred in connection with activities that are considered one-time. We exclude non-recurring expenses and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash charges to interest expense and other – Non-cash charges to interest expense and other includes amortization of deferred debt issuance costs. We exclude non-cash charges to interest expense and other from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Tax shortfall (excess tax benefit) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the first quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock-based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock; and (iii) excluding these amounts assists in the comparability between current period results and results during periods prior to the adoption of ASU 2016-09.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non-GAAP Financial Measures” above.

Contacts

Tracey Schroeder
Chief Marketing Officer
Tracey.schroeder@cpsi.com
(251) 639-8100